                                                                    EXHIBIT 99.3


       SUNSHINE STATE POWER B.V.

       ANNUAL FINANCIAL REPORT

       DECEMBER 31, 1998

                            SUNSHINE STATE POWER B.V.


                             ANNUAL FINANCIAL REPORT


                                DECEMBER 31, 1998



CONTENTS                                                                    PAGE


DIRECTORS' REPORT                                                          1 - 2

AUDITORS' REPORT                                                               3

BALANCE SHEET AT DECEMBER 31, 1998                                             4

STATEMENT OF INCOME FOR THE YEAR ENDED DECEMBER 31, 1998                       5

STATEMENT OF CASH FLOWS FOR THE YEAR ENDED DECEMBER 31, 1998                   6

NOTES TO THE ANNUAL ACCOUNTS FOR THE YEAR
ENDED DECEMBER 31, 1998                                                   7 - 14

OTHER INFORMATION                                                             15









DIRECTORS

D.H. Peterson
R.J. Will
V.A. Knudsen

SUNSHINE STATE POWER B.V.

DIRECTORS' REPORT

DECEMBER 31, 1998
(in Australian dollars)





1. OPERATIONS AND YEAR END POSITION

Sunshine State Power B.V.'s principal operating activity is the ownership of 20% of the Gladstone Power Station Joint Venture. The Gladstone Power Station Joint Venture owns and operates the Gladstone Power Station located in Queensland, Australia. The Gladstone Power Station Joint Venture is an unincorporated joint venture and therefore not a separate legal entity. Accordingly, the Gladstone Power Station Joint Venture owners act as tenants in common owning their proportionate shares of the unincorporated joint venture's assets, liabilities, and results of operations. Sunshine State Power B.V.'s net turnover and net result for the year ended December 31, 1998 were AUD 57.2 million and AUD 5.8 million, respectively. Sunshine State Power B.V.'s net turnover and net result for period ended December 31, 1997 were AUD 55.5 million and AUD 2.4 million, respectively. The Gladstone Power Station performed satisfactorily during the period and the financial position at year end remains good.


2. SIGNIFICANT EVENTS AND FUTURE PROSPECTS

On March 30, 1994, the Gladstone Power Station Joint Venture purchased the Gladstone Power Station from the Queensland Transmission and Electric Corporation (formerly Queensland Electric Commission) for approximately AUD 750 million. Sunshine State Power B.V.'s share of the acquisition was financed with long-term debt with banks and subordinated notes payable from its shareholders, NRGenerating International B.V. and Gunwale B.V., which are ultimately wholly-owned by NRG Energy, Inc., which is incorporated in the United States of America.

The Gladstone Power Station Joint Venture is contracted to spend approximately AUD 12 million in improvements and refurbishment's over the next five years as part of a continuing capital works project on the Gladstone Power Station. These expenditures, of which AUD 3 million are planned for 1999, are expected to improve the efficiency, operations and environmental compliance of the Gladstone Power Station. There are no significant changes expected in the level of Gladstone Power Station Joint Venture financing during 1999 at the Gladstone Power Station.

3.  RESEARCH AND DEVELOPMENT

As part of the operations of the Gladstone Power Station, research and development is performed to improve the efficiency and operations of the station and to increase its environmental compliance.




For and behalf of the Board


Amsterdam, the Netherlands
March 12, 1999



D.H. Peterson
R.J. Will
V.A. Knudsen

                                   COPY


TO THE SHAREHOLDERS OF SUNSHINE STATE POWER B.V.


AUDITORS' REPORT

INTRODUCTION

In accordance with your instructions, we have audited the 1998 financial statements of Sunshine State Power B.V., Queensland, Australia set out on pages 4 to 14 of this report. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

SCOPE

We conducted our audit in accordance with auditing standards generally accepted in the Netherlands. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

OPINION

In our opinion, the financial statements give a true and fair view of the financial position of the company as of December 31, 1998 and of the result for the year then ended in accordance with accounting principles generally accepted in the Netherlands and comply with the financial reporting requirements included in Part 9, Book 2 of the Dutch Civil Code.


PRICEWATERHOUSECOOPERS N.V.


Amsterdam, March 12, 1999

SUNSHINE STATE POWER B.V.

BALANCE SHEET AT DECEMBER 31, 1998 (Before appropriation of the result for the year) (Amounts expressed in thousands of Australian dollars)



                                                                               1998                 1997
                                                                            AUD'000              AUD'000
ASSETS
------
FIXED ASSETS
Intangible fixed assets                                                        7 455                7 926
Tangible fixed assets                                                        157 432              161 545
                                                                             -------              -------

                                                                             164 887              169 471
CURRENT ASSETS
Stocks                                                                         3 497                2 254
Receivables                                                                    5 521                4 470
Cash and bank balances                                                        11 471               10 885
                                                                             -------              -------

                                                                              20 489               17,609
                                                                             -------              -------

TOTAL ASSETS                                                                 185 376              187 080
                                                                             -------              -------

SHAREHOLDERS' EQUITY AND LIABILITIES
------------------------------------
SHAREHOLDERS' EQUITY
Issued share capital                                                              30                   30
Retained earnings                                                             26 580               24 147
Result for the year                                                            5 826                2 433
                                                                             -------              -------

                                                                              32 436               26 610
                                                                             -------              -------

Provisions                                                                    17 918               16 195
Long-term liabilities                                                        125 480              135 435
Current liabilities                                                            9 542                8 840
                                                                             -------              -------

TOTAL SHAREHOLDERS' EQUITY AND LIABILITIES                                   185 376              187 080
                                                                             -------              -------




The accompanying notes form an integral part of the annual accounts.

SUNSHINE STATE POWER B.V.

STATEMENT OF INCOME FOR THE YEAR ENDED DECEMBER 31, 1998 (Amounts expressed in thousands of Australian dollars)


                                                                               1998                 1997
                                                                            AUD'000              AUD'000
Net turnover
 Queensland Transmission & Supply Corporation                                 18 819               24 105
 Boyne Smelters Limited                                                       38 377               31 386
                                                                             -------              -------
TOTAL                                                                         57 196               55 491

Cost of turnover
 Non-fuel                                                                      9 345                8 864
 Fuel                                                                         24 864               19 972
                                                                             -------              -------
TOTAL                                                                         34 209               28 836
                                                                             -------              -------

GROSS PROFIT ON TURNOVER                                                      22 987               26 655
                                                                             -------               ------

Operating expenses                                                             1 624                2 484
Depreciation and amortization expense                                          6 409                6 328
                                                                             -------              -------
TOTAL EXPENSES                                                                 8 033                8 812
                                                                             -------               ------

NET PROFIT ON TURNOVER                                                        14 954               17 843
                                                                             -------              -------

Interest expense                                                               6 942                7 831
Interest income                                                                (566)                (667)
Foreign exchange loss                                                            995                6 951
Disposal of assets loss/(gain)                                                    19                 (73)
                                                                             -------              -------
NET FINANCIAL EXPENSE                                                          7 390               14 042
                                                                             -------              -------

Result from ordinary operations before taxation                                7 564                3 801
Taxation                                                                       1 738                1 368
                                                                             -------              -------
NET RESULT                                                                     5 826                2 433
                                                                             -------              -------



The accompanying notes form an integral part of the annual accounts.

SUNSHINE STATE POWER B.V.

STATEMENT OF CASH FLOWS FOR THE YEAR ENDED DECEMBER 31, 1998 (Amounts expressed in thousands of Australian dollars)


                                                                                    1998              1997
                                                                                 AUD'000           AUD'000
Cash flows from operating activities
 Net result                                                                        5 826             2 433
 Adjustments to reconcile net result to net cash provided by operating activities:
 Depreciation and amortization                                                     6 409             6 328
 Deferred income taxes                                                             1 738             1 368
 Foreign exchange loss                                                               995             6 951
 Loss/(gain) on sale of fixed assets                                                  19               (73)
 Changes in operating assets and liabilities:
  Stocks                                                                          (1 243)            1 282
  Receivables                                                                     (1 051)              407
  Provisions                                                                         (15)              209
  Current liabilities                                                                164                48
                                                                                 -------           -------
NET CASH FLOWS PROVIDED BY
OPERATING ACTIVITIES                                                              12 842            18 953
                                                                                 -------            ------
Cash flows from investing activities
 Purchases of tangible fixed assets                                               (1 867)           (2 251)
 Proceeds from sale of fixed assets                                                   23                94
                                                                                 -------           -------
NET CASH FLOWS USED BY
INVESTING ACTIVITIES                                                              (1 844)           (2 157)
                                                                                 -------           -------
Cash flows from financing activities
 Repayments of notes payable                                                      (4 974)          (12 896)
 Repayments of long-term debt                                                     (5 438)           (4 913)
                                                                                 -------           -------
NET CASH FLOWS USED BY
FINANCING ACTIVITIES                                                             (10 412)          (17 809)
                                                                                 -------           -------
NET INCREASE (DECREASE) IN
CASH AND BANK BALANCES                                                               586            (1 013)
                                                                                 -------           -------
Cash and bank balances
 Beginning of year                                                                10 885            11 898
                                                                                 -------           -------
End of year                                                                       11 471            10 885
                                                                                 -------           -------
SUPPLEMENTAL DISCLOSURE OF
CASH PAID FOR INTEREST                                                             7 744             8 072
                                                                                 -------           -------



The accompanying notes form an integral part of the annual accounts.

SUNSHINE STATE POWER B.V.

NOTES TO THE ANNUAL ACCOUNTS FOR THE YEAR ENDED DECEMBER 31, 1998
(Amounts expressed in thousands of Australian dollars)





1. GENERAL

ACTIVITIES

Sunshine State Power B.V. (the Company) was incorporated on November 11, 1993 and is seated in Amsterdam, the Netherlands. The Company's principal operating activity is the ownership of 20% of the Gladstone Power Station Joint Venture. The Gladstone Power Station Joint Venture owns and operates the Gladstone Power Station located in Queensland, Australia which it acquired on March 30, 1994. The Gladstone Power Station Joint Venture is an unincorporated joint venture and therefore not a separate legal entity. Accordingly, the Gladstone Power Station Joint Venture owners act as tenants in common owning their proportionate shares of the unincorporated joint venture's assets, liabilities and results of operations. The unincorporated joint venture's assets liabilities results of operations and cash flows have been taken up in this annual financial report on a proportionate basis.


2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

GENERAL

Unless otherwise stated assets and liabilities are carried at nominal value.

FOREIGN CURRENCIES

Assets and liabilities at year-end and transactions during the period denominated in a foreign currency are translated into the Company's functional currency (Australian dollars) at the exchange rates ruling at year-end and at the time of the transaction, respectively. Exchange adjustments are taken to the statement of income.

INTANGIBLE FIXED ASSETS

Project development expenditures
Project development expenditures represent the Company's share of project development expenditures incurred by the Gladstone Power Station Joint Venture to organize the acquisition of the Gladstone Power Station and operate it subsequent to the acquisition.

Capitalised development expenditures are being amortized over the term of the Gladstone Power Station Power sales agreements (35 years), commencing from the date the investment in the project was consummated. The carrying values of capitalized development expenditures and the amortization periods are reviewed annually and any necessary write down is charged against income. Research expenditures and expenditures on development of existing projects are charged against income in the year in which they are incurred.

Financing costs
Financing costs represent the Company's share of the costs incurred by the Gladstone Power Station Joint Venture to acquire the long-term debt used to finance the acquisition of the Gladstone Power Station. Capitalized financing costs are being amortized over a ten year period, which represents the timeframe until the Company expects the long-term debt will be refinanced.

TANGIBLE FIXED ASSETS

All tangible fixed assets are stated at cost. The Company has not had any revaluations performed on its tangible fixed assets. Tangible fixed assets, with the exception of land, are depreciated over their estimated useful lives or over the life of the power purchase agreement by the straight line method. Ordinary maintenance and repairs are expensed as incurred; replacements and improvements are capitalized.

The estimated useful lives are:

Site roads and preparation                                        35 years
Generators, systems, stacks, etc.                                 35 years
Coal handling plant                                               10 - 35 years
Other operating fixed assets                                      3 - 10 years

STOCKS

Stocks are carried at the lower of cost (principally by the FIFO method or another method which approximates FIFO) and net realisable value. In valuing stocks, appropriate allowance is made for obsolete or slow-moving items.

TRADE DEBTORS

Trade debtors are stated at nominal value net of provision for doubtful debtors.

PROVISIONS

Employee provisions
Provisions are made for amounts expected to be paid to the operator of the Gladstone Power Station in respect of its employees for the pro rata entitlements for long service and annual leave. These amounts are accrued at actual pay rates having regard to experience of employee's departure and period of service. The provisions are divided into current (expected to be paid in the ensuing twelve months) and non-current portions.

Deferred tax
Provisions for deferred taxes have been set up where items entering into the determination of accounting profit for one period are recognised for taxation purposes in another. The principal difference arises in connection with the depreciation of fixed assets. In calculating the provision, current tax rates are applied.

COMPANY INCOME TAX

Company income tax is based upon the results reported in the statement of income as adjusted for permanent differences. Current Australian tax rates are applied. During 1998, the Company recognised AUD 985 for accumulated Australian development allowances which reduced the current provision.

CASH FLOW STATEMENT
The cash flow statement has been prepared using the indirect method.


3. INTANGIBLE FIXED ASSETS

The movements in the intangible fixed assets are summarised as follows:



                                                        Project
                                                    development            Financing
                                                   expenditures                costs                Total
                                                   ------------            ---------              -------
                                                        AUD'000              AUD'000              AUD'000
COST
Balance at December 31, 1997                              6 984                2 707                9 691
Additions for the year ended
 December 31, 1998                                           --                   --                   --
                                                         ------               ------               ------

Balance at December 31, 1998                              6 984                2 707                9 691
                                                         ------               ------               ------
ACCUMULATED AMORTIZATION
Balance at December 31, 1997                               (749)              (1 016)                   ()
Amortisation for the year ended
 December 31, 1998                                         (200)                (271)                (471)
                                                         ------               ------               ------

Balance at December 31, 1998                               (949)              (1 287)              (2 236)
                                                         ------               ------               ------

Net book value at December 31, 1998                       6 035                1 420                7 455
                                                         ------               ------               ------

4. TANGIBLE FIXED ASSETS

The movements in the tangible fixed assets are summarised as follows:


                                                                                     Other
                                       Site roads   Generators,          Coal    operating
                                              and      systems,      handling        fixed
                               Land   preparation        stacks         plant       assets         Total
                               ----   -----------        ------         -----       ------         -----
                            AUD'000       AUD'000       AUD'000       AUD'000      AUD'000       AUD'000
COST
Balance at
 December 31, 1997              216         2 834       165 774         9 708        2 972       181 504
Additions                                      13         1 386            28          295         1 722
Disposals                                      --            --            --          (43)          (43)
                            -------       -------       -------       -------     --------       -------
Balance at
 December 31, 1998              216         2 847       167 160         9 736        3 224       183 183
                            -------       -------       -------       -------     --------       -------

ACCUMULATED DEPRECIATION
Balance at
 December 31, 1997               --          (333)      (16 536)       (2 060)      (1 181)      (20 110)
Charge for the year              --          (155)       (4 819)         (689)        (276)       (5 939)
                            -------       -------       -------       -------     --------       -------
Balance at
 December 31, 1998               --          (488)      (21 355)       (2 749)      (1 457)      (26 049)
                            -------       -------       -------       -------     --------       -------
Net book value at
 December 31, 1998              216         2 359       145 805         6 987        1 767       157 134
                            -------       -------       -------       -------     --------       -------
Construction in progress
 at December 31, 1998                                                                                298
 (construction in progress
 at December 31, 1997 was AUD 151)                                                               -------

Net tangible fixed assets
 at December 31, 1998                                                                            157 432
                                                                                                 -------



5. STOCKS


                                                                       December 31,         December 31,
                                                                               1998                 1997
                                                                               ----                 ----
                                                                            AUD'000              AUD'000
Coal                                                                           2 309               1 046
Fuel oils                                                                         84                 146
Chemicals                                                                          7                   5
Spares and consumables                                                         1 097               1 057
                                                                               -----               -----
                                                                               3 497               2 254
                                                                               -----               -----

6. RECEIVABLES


                                                                       December 31,         December 31,
                                                                               1998                 1997
                                                                               ----                 ----
                                                                            AUD'000              AUD'000

Trade debtors                                                                 5 444               4 249
Prepayments                                                                      77                 221
                                                                              -----               -----

                                                                              5 521               4 470
                                                                              -----               -----

All receivables are due in less than one year.


7. CASH AND BANK BALANCES

All cash and bank balances are held by banks and include investments with maturities of three months or less which are readily convertible to cash. The Company's long-term debt agreement places restrictions on the amount of cash and bank balances which must be maintained. At December 31, 1998 and 1997, the restricted cash and bank balances totalled AUD 6 400 and AUD 6 200, respectively.


8. ISSUED SHARE CAPITAL

The authorised share capital consists of 2,000 shares each having a nominal value of 30 Australian dollars (40 Dutch Guilders), of which 1,000 shares have been issued and fully paid up at December 31, 1998. The Company's shares are owned by NRGenerating International B.V. (990) and Gunwale B.V. (10). Both NRGenerating International B.V. and Gunwale B.V. are wholly-owned by NRG Energy, Inc., which is incorporated in the United States of America.


9. RETAINED EARNINGS


                                                                               1998                 1997
                                                                            AUD'000              AUD'000
Balance at January 1                                                         24 147               15 014
Appropriation of prior years result                                           2 433                9 133
                                                                            -------              -------

Balance at December 31                                                       26 580               24 147
                                                                            -------              -------

10. PROVISIONS

                                            Employee provisions        Deferred tax                Total
                                            -------------------        ------------              -------
                                                        AUD'000             AUD'000              AUD'000
Balance at December 31, 1997                            1 244                14 951               16 195
Charged/(released) to income                              (15)                1 738                1 723
                                                        -----                ------               ------

Balance at December 31, 1998                            1 229                16 689               17 918
                                                        -----                ------               ------


Approximately AUD 663 of the employee provisions are current and expected to be paid during 1999.


11. LONG-TERM LIABILITIES

Secured long-term debt due to third parties


                                                                       December 31,         December 31,
                                                                               1998                 1997
                                                                       ------------         ------------
                                                                            AUD'000              AUD'000
Secured - with banks                                                         97 408              103 383
                                                                            -------              -------


Current installments of bank long-term debt are included under current liabilities. The interest rate for long-term debt is variable based on an average of the bid rates quoted by the banks plus a margin of 1.4% at December 31, 1998.

The bank long-term debt is repayable as follows (in AUD'000):

                                           1999                   5 975
                                           2000                   6 600
                                           2001                   7 275
                                           2002                   8 012
                                           2003                   8 850
                                     Thereafter                  66 671
                                                                -------

                                                                103 383
                                                                -------


The bank long-term debt is secured by the Company's ownership interest in the Gladstone Power Station Joint Venture.

Unsecured subordinated notes payable (AUD'000)

On March 25, 1994 the Company received loans from NRGenerating International B.V. and Gunwale B.V., the primary shareholders of the Company, in the amounts of AUD 48 312 and AUD 488 respectively. The notes payable are subordinated to all other liabilities of the Company, bear no interest and are to be repaid in US dollars. The Company repaid AUD 4 655 and AUD 319 to NRGenerating International B.V. and Gunwale B.V., respectively during 1998 and repaid AUD 12 767 and AUD 129 to NRGenerating International B.V. and Gunwale B.V., respectively during 1997. Repayments on the notes payable are at the discretion of the Company, unless certain events of termination occur, as defined, and then the entire balance of the notes becomes due. The note balances, as adjusted for current period activity and foreign exchange fluctuations, were AUD 28 072 and AUD 0 to NRGenerating International B.V. and Gunwale B.V. at December 31, 1998, respectively and AUD 31 733 and AUD 319 to NRGenerating International B.V. and Gunwale B.V. at December 31, 1997, respectively.


12. CURRENT LIABILITIES

                                                                       December 31,         December 31,
                                                                               1998                 1997
                                                                            AUD'000              AUD'000

Current installments of bank long-term debt                                   5 975                5 437
Trade creditors/suppliers                                                       758                  945
Accrued coal/rail costs                                                       2 337                1 633
Accrued interest                                                                472                  559
Other accrued expenses                                                           --                  266
                                                                              -----                -----

                                                                              9 542                8 840
                                                                              -----                -----

13. RELATED PARTIES

An affiliate of the Company, Sunshine State Power (No. 2) B.V. owns 17.5% of the Gladstone Power Station Joint Venture. Sunshine State Power (No. 2) B.V. is owned by the owners of the Company.

The Gladstone Power Station is operated by NRG Gladstone Operating Services Pty Ltd, which is ultimately a wholly-owned subsidiary of NRG Energy Inc. NRG Gladstone Operating Services Pty Ltd operates the Gladstone Power Station under the terms of the Operation and Maintenance Agreement with the Gladstone Power Station Joint Venture. During the periods ended December 31, 1998 and 1997, the Company paid NRG Gladstone Operating Services Pty Ltd approximately AUD 398 and AUD 298 respectively in operators fees under the terms of the Operation and Maintenance Agreement.

14. NUMBER OF EMPLOYEES

The average number of persons employed at the Gladstone Power Station during 1998 was approximately 397 (1997: 453). These individuals are primarily employed in the operations and maintenance areas of the station. The Company is responsible for 20% of the related costs for these employees. The Company itself has no employees.


15. REMUNERATION OF DIRECTORS

During the periods ended December 31, 1998 and 1997, none of the directors received remuneration for their services as directors of the Company.







                         ------------------------------

SUNSHINE STATE POWER B.V.

OTHER INFORMATION

DECEMBER 31, 1998





1. AUDITORS' REPORT

The report of the auditors, PricewaterhouseCoopers N.V., is presented on page 3.


2. APPROPRIATION OF RESULT - PROVISIONS IN COMPANY'S STATUTES

Article 21 of the statutes of the Company states that the result for the year is at the disposition of the shareholders.


3. APPROPRIATION OF PROFIT - MANAGEMENT PROPOSAL

The directors will make a recommendation in respect of the appropriation of the result for the year prior to the annual general meeting.


4. EVENTS SUBSEQUENT TO THE BALANCE SHEET DATE

Since December 31, 1998, the directors are not aware of any matter or circumstance that has affected or may significantly effect the operations of the Company.










                         ------------------------------

     SUNSHINE STATE POWER (NO. 2) B.V.

     ANNUAL FINANCIAL REPORT

     DECEMBER 31, 1998

                        SUNSHINE STATE POWER (NO. 2) B.V.


                             ANNUAL FINANCIAL REPORT


                                DECEMBER 31, 1998




CONTENTS                                                             PAGE
--------                                                             ----


DIRECTORS' REPORT                                                   1 - 2

AUDITORS' REPORT                                                        3

BALANCE SHEET AT DECEMBER 31, 1998                                      4

STATEMENT OF INCOME FOR THE YEAR ENDED DECEMBER 31, 1998                5

STATEMENT OF CASH FLOWS FOR THE YEAR
ENDED DECEMBER 31, 1998                                                 6

NOTES TO THE ANNUAL ACCOUNTS FOR THE YEAR ENDED
DECEMBER 31, 1998                                                  7 - 14

OTHER INFORMATION                                                      15










DIRECTORS

D.H. Peterson
R.J. Will
V.A. Knudsen

     SUNSHINE STATE POWER (NO. 2) B.V.

     DIRECTORS' REPORT

     DECEMBER 31, 1998





1.   OPERATIONS AND YEAR END POSITION

     Sunshine State Power (No. 2) B.V.'s principal operating activity is the ownership of 17.5% of the Gladstone Power Station Joint Venture. The Gladstone Power Station Joint Venture owns and operates the Gladstone Power Station located in Queensland, Australia. The Gladstone Power Station Joint Venture is an unincorporated joint venture and therefore not a separate legal entity. Accordingly, the Gladstone Power Station Joint Venture owners act as tenants in common owning their proportionate shares of the unincorporated joint venture's assets, liabilities, and results of operations. Sunshine State Power (No. 2) B.V.'s net turnover and net result for the year ended December 31, 1998 were AUD 50.0 million and AUD 5.1 million, respectively. Sunshine State Power (No. 2) B.V.'s net turnover and net result for period ended December 31, 1997 were AUD 48.6 million and AUD
     2.1 million, respectively. The Gladstone Power Station performed satisfactorily during the period and the financial position at year end remains good.

2.   SIGNIFICANT EVENTS AND FUTURE PROSPECTS

     On March 30, 1994, the Gladstone Power Station Joint Venture purchased the Gladstone Power Station from the Queensland Transmission and Electric Corporation (formerly Queensland Electric Commission) for approximately AUD 750 million. Sunshine State Power (No. 2) B.V.'s share of the acquisition was financed with long-term debt with banks and subordinated notes payable from its shareholders, NRGenerating International B.V. and Gunwale B.V., which are ultimately wholly-owned by NRG Energy, Inc., which is incorporated in the United States of America.

     The Gladstone Power Station Joint Venture is contracted to spend approximately AUD 11 million in improvements and refurbishments over the next five years as part of a continuing capital works project on the Gladstone Power Station. These expenditures, of which AUD 4 million are planned for 1999, are expected to improve the efficiency, operations and environmental compliance of the Gladstone Power Station. There are no significant changes expected in level of Gladstone Power Station Joint Venture financing during 1999.

3.   RESEARCH AND DEVELOPMENT

     As part of the operations of the Gladstone Power Station, research and development is performed to improve the efficiency and operations of the station and to increase its environmental compliance.




     For and behalf of the Board


     Amsterdam, the Netherlands
     March 12, 1999



     D.H. Peterson
     R.J. Will
     V.A. Knudsen

                                      COPY


     TO THE SHAREHOLDERS OF
     SUNSHINE STATE POWER (NO. 2) B.V.


     AUDITORS' REPORT

     INTRODUCTION

     In accordance with your instructions, we have audited the 1998 financial statements of Sunshine State Power (No. 2) B.V., Queensland, Australia set out on pages 4 to 14 of this report. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     SCOPE

     We conducted our audit in accordance with auditing standards generally accepted in the Netherlands. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     OPINION

     In our opinion, the financial statements give a true and fair view of the financial position of the company as of December 31, 1998 and of the result for the year then ended in accordance with accounting principles generally accepted in the Netherlands and comply with the financial reporting requirements included in Part 9, Book 2 of the Dutch Civil Code.


     PRICEWATERHOUSECOOPERS N.V.


     Amsterdam, March 12, 1999

     SUNSHINE STATE POWER (NO. 2) B.V.

     BALANCE SHEET AT DECEMBER 31, 1998
     (Before appropriation of the result for the year)
     (Amounts expressed in thousands of Australian dollars)



                                                       1998            1997
                                                    AUD'000         AUD'000
     ASSETS
     ------
     FIXED ASSETS
     Intangible fixed assets                          6 526           6 937
     Tangible fixed assets                          137 749         141 349
                                                    -------         -------
                                                    144 275         148 286

     CURRENT ASSETS
     Stocks                                           3 060           1 972
     Receivables                                      4 830           3 910
     Cash and bank balances                          10 037           9 535
                                                    -------         -------
                                                     17 927          15 417
                                                    -------         -------
     TOTAL ASSETS                                   162 202         163 703
                                                    -------         -------
     SHAREHOLDERS' EQUITY AND LIABILITIES
     ------------------------------------
     SHAREHOLDERS' EQUITY
     Issued share capital                            30              30
     Retained earnings                               23 247          21 108
     Result for the year                              5 096           2 139
                                                    -------         -------
                                                     28 373          23 277
                                                    -------         -------

     PROVISIONS                                      15 671          14 164

     LONG-TERM LIABILITIES                          109 669         118 545

     CURRENT LIABILITIES                              8 489           7 717
                                                    -------         -------
     TOTAL SHAREHOLDERS' EQUITY AND LIABILITIES     162 202         163 703
                                                    -------         -------



     The accompanying notes form an integral part of the annual accounts.

     SUNSHINE STATE POWER (NO. 2) B.V.

     STATEMENT OF INCOME FOR THE YEAR ENDED DECEMBER 31, 1998
     (Amounts expressed in thousands of Australian dollars)

                                                             1998       1997
                                                          AUD'000    AUD'000
     NET TURNOVER
     Queensland Electricity Commission                     16 466     21 092
     Boyne Smelters Limited                                33 580     27 462
                                                           ------     ------
     TOTAL                                                 50 046     48 554

     COST OF TURNOVER
     Non-fuel                                               8 177      7 756
     Fuel                                                  21 756     17 475
                                                           ------     ------
     TOTAL                                                 29 933     25 231
                                                           ------     ------

     GROSS PROFIT ON TURNOVER                              20 113     23 323
                                                           ------     ------
     EXPENSES
     Operating expenses                                     1 424      2 144
     Depreciation and amortization expense                  5 608      5 537
                                                           ------     ------
     TOTAL EXPENSES                                         7 032      7 681
                                                           ------     ------

     NET PROFIT ON TURNOVER                                13 081     15 642
                                                           ------     ------

     Interest expense                                       6 074      6 852
     Interest income                                         (458)      (584)
     Foreign exchange loss                                    833      6 096
     Disposal of assets (gain)/loss                            17        (64)
                                                           ------     ------

     NET FINANCIAL EXPENSE                                  6 466     12 300
                                                           ------     ------

     Result from ordinary operations before taxation        6 615      3 342
     Taxation                                               1 519      1 203
                                                           ------     ------
     NET RESULT                                             5 096      2 139
                                                           ------     ------



     The accompanying notes form an integral part of the annual accounts.

     SUNSHINE STATE POWER (NO. 2) B.V.

     STATEMENT OF CASH FLOWS FOR THE YEAR ENDED DECEMBER 31, 1998
     (Amounts expressed in thousands of Australian dollars)

                                                                              1998       1997
                                                                           AUD'000    AUD'000
     CASH FLOWS FROM OPERATING ACTIVITIES
     Net result                                                              5 096      2 139
     Adjustments to reconcile net result to net cash provided by operating activities:
     Depreciation and amortization                                           5 608      5 537
     Deferred income taxes                                                   1 519      1 203
     Foreign exchange loss                                                     833      6 096
     Loss/(gain) on sale of fixed assets                                        17        (64)
     Changes in operating assets and liabilities:
       Stocks                                                               (1 088)     1 121
       Receivables                                                            (920)       357
       Provisions                                                              (12)       182
       Current liabilities                                                     302         (3)
                                                                            ------    -------
     NET CASH FLOWS PROVIDED BY
       OPERATING ACTIVITIES                                                 11 355     16 568
                                                                            ------    -------
     CASH FLOWS FROM INVESTING ACTIVITIES
     Purchases of tangible fixed assets                                     (1 633)    (1 969)
     Proceeds from sale of fixed assets                                         19         83
                                                                            ------    -------
     NET CASH FLOWS USED BY
       INVESTING ACTIVITIES                                                 (1 614)    (1 886)
                                                                            ------    -------
     CASH FLOWS FROM FINANCING ACTIVITIES
     Repayments of notes payable                                            (4 481)   (11 265)
     Repayments of long-term debt                                           (4 758)    (4 298)
                                                                            ------    -------
     NET CASH FLOWS USED BY
       FINANCING ACTIVITIES                                                 (9 239)   (15 563)
                                                                            ------    -------
     NET INCREASE (DECREASE) IN
       CASH AND BANK BALANCES                                                  502       (881)
                                                                            ------    -------
     CASH AND BANK BALANCES
     Beginning of year                                                       9 535     10 416
                                                                            ------    -------

     End of year                                                            10 037      9 535
                                                                            ------    -------
     SUPPLEMENTAL DISCLOSURE
       OF CASH PAID FOR INTEREST                                             5 998      7 063
                                                                            ------    -------

     The accompanying notes form an integral part of the annual accounts

     SUNSHINE STATE POWER (NO. 2) B.V.

     NOTES TO THE ANNUAL ACCOUNTS FOR THE YEAR ENDED DECEMBER 31, 1998





1.   GENERAL

     ACTIVITIES

     Sunshine State Power (No. 2) B.V. (the Company) was incorporated on February 24, 1994 and is seated in Amsterdam, the Netherlands. The Company's principal operating activity is the ownership of 17.5% of the Gladstone Power Station Joint Venture. The Gladstone Power Station Joint Venture owns and operates the Gladstone Power Station located in Queensland, Australia, which it acquired on March 30, 1994. The Gladstone Power Station Joint Venture is an unincorporated joint venture and therefore not a separate legal entity. Accordingly, the Gladstone Power Station Joint Venture owners act as tenants in common owning their proportionate shares of the unincorporated joint venture's assets, liabilities and results of operations. The unincorporated joint venture's assets liabilities results of operations and cash flows have been taken up in this annual financial report on a proportionate basis.


2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     GENERAL

     Unless otherwise stated assets and liabilities are carried at nominal value.

     FOREIGN CURRENCIES

     Assets and liabilities at year-end and transactions during the period denominated in a foreign currency are translated into the Company's functional currency (Australian dollars) at the exchange rates ruling at year-end and at the time of the transaction, respectively. Exchange adjustments are taken to the statement of income.

     INTANGIBLE FIXED ASSETS

     PROJECT DEVELOPMENT EXPENDITURES

     Project development expenditures represent the Company's share of project development expenditures incurred by the Gladstone Power Station Joint Venture to organize the acquisition of the Gladstone Power Station and operate it subsequent to the acquisition.

     Capitalised development expenditures are being amortized over the term of the Gladstone Power Station Power sales agreements (35 years), commencing from the date the investment in the project was consummated. The carrying values of capitalized development expenditures and the amortization periods are reviewed annually and any necessary write down is charged against income. Research expenditures and expenditures on development of existing projects are charged against income in the year in which they are incurred.

     FINANCING COSTS

     Financing costs represent the Company's share of the costs incurred by the Gladstone Power Station Joint Venture to acquire the long-term debt used to finance the acquisition of the Gladstone Power Station. Capitalized financing costs are being amortized over a ten year period, which represents the timeframe until the Company expects the long-term debt will be refinanced.

     TANGIBLE FIXED ASSETS

     All tangible fixed assets are stated at cost. The Company has not had any revaluations performed on its tangible fixed assets. Tangible fixed assets, with the exception of land, are depreciated over their estimated useful lives by the straight line method. Ordinary maintenance and repairs are expensed as incurred; replacements and improvements are capitalized.

     The estimated useful lives are:

     Site roads and preparation                   35 years
     Generators, systems, stacks, etc.            35 years
     Coal handling plant                     10 - 35 years
     Other operating fixed assets             3 - 10 years

     STOCKS

     Stocks are carried at the lower of cost (principally by the FIFO method or another method which approximates FIFO) and net realisable value. In valuing stocks, appropriate allowance is made for obsolete or slow-moving items.

     TRADE DEBTORS

     Trade debtors are stated at nominal value net of provision for doubtful debtors.

     PROVISIONS

     EMPLOYEE PROVISIONS

     Provisions are made for amounts expected to be paid to the operator of the Gladstone Power Station in respect of its employees for the pro rata entitlements for long service and annual leave. These amounts are accrued at actual pay rates having regard to experience of employee's departure and period of service. The provisions are divided into current (expected to be paid in the ensuing twelve months) and non-current portions.

     DEFERRED TAX

     Provisions for deferred taxes have been set up where items entering into the determination of accounting profit for one period are recognised for taxation purposes in another. The principal difference arises in connection with the depreciation of fixed assets. In calculating the provision, current tax rates are applied.

     COMPANY INCOME TAX

     Company income tax is based upon the results reported in the statement of income as adjusted for permanent differences. Current Australian tax rates are applied. During 1998, the Company recognised AUD 862 for accumulated Australian development allowances which reduced the current provision.

     CASH FLOW STATEMENT

     The cash flow statement has been prepared using the indirect method.


3.   INTANGIBLE FIXED ASSETS

     The movements in the intangible fixed assets are summarised as follows:

                                        Project
                                      development  Financing
                                     expenditures    costs       Total
                                     ------------    -----       -----
                                          AUD'000  AUD'000     AUD'000
     COST
     Balance at December 31, 1997           6 111    2 369       8 480
     Additions for the year
     ended December 31, 1998                   --       --          --
                                            -----    -----      ------

     Balance at December 31, 1998           6 111    2 369       8 480
                                            -----    -----      ------
     ACCUMULATED AMORTIZATION
     Balance at December 31, 1997            (655)    (888)      (1543)
     Amortisation for the year ended
      December 31, 1998                      (174)    (237)       (411)
                                            -----    -----       ------

     Balance at December 31, 1998            (829)  (1 125)     (1 954)
                                            -----    -----      ------

     Net book value at December 31, 1998    5 282    1 244       6 526
                                            -----    -----      ------

4.   TANGIBLE FIXED ASSETS

     The movements in the tangible fixed assets are summarised as follows:


                                                                                                        Other
                                                           Site roads  Generators,          Coal    operating
                                                                  and      systems      handling        fixed
                                                    Land  preparation       stacks         plant       assets   Total
     COST
     Balance at
       December 31, 1997                             189      2 480        145 051         8 495       2 600    158 815
     Additions                                        --         11          1 216            30         249      1 506
     Disposals                                        --         --             --            --         (36)       (36)
                                                    ----      -----        -------        ------      ------    -------
     Balance at
       December 31, 1998                             189      2 491        146 267         8 525       2 813    160 285
                                                    ----      -----        -------        ------      ------    -------
     ACCUMULATED
       DEPRECIATION
     Balance at
       December 31, 1997                              --       (292)       (14 468)       (1 805)     (1 033)   (17 598)
     Charge for the year                              --       (135)        (4 172)         (602)       (288)    (5 197)
                                                    ----      -----        -------        ------      ------    -------
     Balance at
       December 31, 1998                              --       (427)        18 640)       (2 407)     (1 321)   (22 795)
                                                    ----      -----        -------        ------      ------    -------
     Net book value at
       December 31, 1998                             189      2 064        127 627         6 118       1 492    137 490
                                                    ----      -----        -------        ------      ------    -------
     Construction in progress
       at December 31, 1998 (AUD 132 at
            December 31, 1997)                                                                                      259
                                                                                                                -------
     Net tangible fixed assets
       at December 31, 1998                                                                                     137 749
                                                                                                                -------


5.   STOCKS

                                 December 31,  December 31,
                                         1998         1997
                                      AUD'000      AUD'000
     Coal                               2 021          915
     Fuel oils                             73          128
     Chemicals                              6            4
     Spares and consumables               960          925
                                        -----        -----

                                        3 060        1 972
                                        -----        -----

6.   RECEIVABLES

                                 December 31,  December 31,
                                         1998          1997
                                      AUD'000       AUD'000

     Trade debtors                      4 763         3 717

     Prepayments                           67           193
                                        -----         -----

                                        4 830         3 910
                                        -----         -----

     All receivables are due in less than one year.


7.   CASH AND BANK BALANCES

     All cash and bank balances are held by banks and include investments with maturities of three months or less which are readily convertible to cash. The Company's long-term debt agreement places restrictions on the amount of cash and bank balances which must be maintained. At December 31, 1998 and 1997, the restricted cash and bank balances totalled AUD 5 425 and AUD 6 100, respectively.


8.   ISSUED SHARE CAPITAL

     The authorised share capital consists of 2,000 shares each having a nominal value of 75 Australian dollars (100 Dutch Guilders), of which 400 shares have been issued and fully paid up at December 31, 1998. The Company's shares are owned by NRGenerating International B.V. (396) and Gunwale B.V.
     (4). Both NRGenerating International B.V. and Gunwale B.V. are wholly-owned by NRG Energy, Inc., which is incorporated in the United States of America.


9.   RETAINED EARNINGS

                                                        1998               1997
                                                     AUD'000            AUD'000

     Balance at January 1                             21 108             13 158
     Appropriation of prior years result               2 139              7 950
                                                     -------            -------

     Balance at December 31                           23 247             21 108
                                                     -------            -------

10.  PROVISIONS

                                            Employee provisions     Deferred tax          Total
                                            -------------------     ------------        -------
                                                        AUD'000          AUD'000        AUD'000
     Balance at December 31, 1996                           906           11 873         12 779
     Charged to income                                      182            1 203          1 385
                                                          -----           ------         ------
     Balance at December 31, 1997                         1 088           13 076         14 164
     Charged/(released) to income                           (12)           1 519          1 507
                                                          -----           ------         ------
     Balance at December 31, 1998                         1 076           14 595         15 671
                                                          -----           ------         ------

     Approximately AUD 580 of the employee provisions are current and expected to be paid during 1998.


11.  LONG-TERM LIABILITIES

     Secured long-term debt due to third parties


                                             December 31,         December 31,
                                                     1998                 1997
                                                  AUD'000              AUD'000

     Secured - with banks                          85 232               90 460
                                                   ------               ------

     Current installments of bank long-term debt are included under current liabilities. The interest rate for long-term debt is variable based on an average of the bid rates quoted by the banks plus a margin of 1.4% at December 31, 1998.

     The bank long-term debt is repayable as follows (in AUD'000):

          1999                                              5 228
          2000                                              5 775
          2001                                              6 366
          2002                                              7 011
          2003                                              7 744
          Thereafter                                       58 336
                                                           ------

                                                           90 460
                                                           ------

     The bank long-term debt is secured by the Company's ownership interest in the Gladstone Power Station Joint Venture.

     Unsecured subordinated note payable (AUD'000)

     On March 25, 1994 the Company received loans from NRGenerating International B.V. and Gunwale B.V., the primary shareholders of the Company, in the amount of AUD 42,273 and AUD 427, respectively. The notes payable are subordinated to all other liabilities of the Company, bear no interest and are to be repaid in US dollars. The Company repaid AUD 4,202 and AUD 279 to NRGenerating International B.V. and Gunwale B.V., respectively during 1998 and AUD11,152 and AUD 113 to NRGenerating International B.V. and Gunwale B.V., respectively during 1997. Repayments on the notes payable are at the discretion of the Company, unless certain events of termination occur, as defined, and then the entire balance of the notes becomes due. The note balances, as adjusted for current period activity and foreign exchange fluctuations, were AUD 24,437 and AUD 0 to NRGenerating International B.V. and Gunwale B.V. at December 31, 1998 respectively and AUD 27,806 and AUD 279 to NRGenerating International B.V. and Gunwale B.V. at December 31, 1997, respectively.


12. CURRENT LIABILITIES


                                                        December 31,         December 31,
                                                                1998                 1997
                                                             AUD'000              AUD'000

     Current installments of bank long-term debt               5 228                4 758
     Trade creditors/suppliers                                   709                  826
     Accrued coal/rail costs                                   2 045                1 429
     Accrued interest                                            413                  489
     Other accrued expenses                                       94                  215
                                                               -----                -----

                                                               8 489                7 717
                                                               -----                -----


13.  RELATED PARTIES

     An affiliate of the Company, Sunshine State Power B.V. owns 20% of the Gladstone Power Station Joint Venture. Sunshine State Power B.V. is owned by the owners of the Company.

     The Gladstone Power Station is operated by NRG Gladstone Operating Services Pty. Ltd., which is ultimately a wholly-owned subsidiary of NRG Energy Inc. NRG Gladstone Operating Services Pty. Ltd. operates the Gladstone Power Station under the terms of the Operation and Maintenance Agreement with the Gladstone Power Station Joint Venture. During the periods ended December 31, 1998 and 1997, the Company paid NRG Gladstone Operating Services Pty. Ltd. approximately AUD 345 and AUD 260 (AUD'000) respectively in operators fees under the terms of the Operation and Maintenance Agreement.

15.  NUMBER OF EMPLOYEES

     The average number of persons employed at the Gladstone Power Station during 1998 was approximately 397 (1997: 453). These individuals are primarily employed in the operations and maintenance areas of the station. The Company is responsible for 17.5% of the related costs for these employees. The Company itself has no employees.


16.  REMUNERATION OF DIRECTORS

     During the periods ended December 31, 1998 and 1997, none of the directors received remuneration for their services as directors of the Company.










                          ----------------------------

     SUNSHINE STATE POWER (NO. 2) B.V.

     OTHER INFORMATION

     DECEMBER 31, 1998





1.   AUDITORS' REPORT

     The report of the auditors, PricewaterhouseCoopers N.V., is presented on page 3.


2.   APPROPRIATION OF RESULT - PROVISIONS IN COMPANY'S STATUTES

     Article 21 of the statutes of the Company states that the result for the year is at the disposition of the shareholders.


3.   APPROPRIATION OF PROFIT - MANAGEMENT PROPOSAL

     The directors will make a recommendation in respect of the appropriation of the result for the year prior to the annual general meeting.


4.   EVENTS SUBSEQUENT TO THE BALANCE SHEET DATE

     Since December 31, 1998, the directors are not aware of any matter or circumstance that has affected or may significantly effect the operations of the Company.










                         ------------------------------